UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2018

PARKERVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7915 Baymeadows Way, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

(904) 732-6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.Other Events.

On April 4, 2018, ParkerVision, Inc. (the “Company”) received a letter from the Hearings Panel (the “Panel”) of The NASDAQ Stock Market LLC (“Nasdaq”) notifying the Company that the Panel had granted the Company’s request for continued listing on The Nasdaq Capital Market, subject to certain conditions.  On or before July 31, 2018, the Company must demonstrate compliance with all requirements for continued listing on The Nasdaq Capital Market.  In the event the Company is unable to demonstrate compliance with the $35 market value of listed securities requirement or the alternative requirement of $2.5 million in stockholders’ equity, its securities may be subject to delisting.  The Panel reserves the right to reconsider the terms of the exception granted based on any events, conditions or circumstances that exist or develop that would, in the opinion of the Panel, make continued listing inadvisable or unwarranted.

The Company expects to continue to exercise diligent efforts to maintain the listing of its common stock on The Nasdaq Capital Market. As such, the Company intends to continue to timely provide Nasdaq with any and all required materials to maintain its listing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2018
PARKERVISION, INC.

By /s/ Cynthia Poehlman
Cynthia Poehlman
Chief Financial Officer